                                  EXHIBIT 99.1
                                               CONTACT:        Robert K. Hynes
                                                               Monica Burrows
                                                               (212) 355-5200

                                               RELEASE DATE:   March 3, 2003

FOR IMMEDIATE RELEASE

              WHX ANNOUNCES REJECTION OF GUARANTEE OF LOAN PACKGAGE
                    TO WHEELING-PITTSBURGH STEEL CORPORATION

New York - WHX Corp. (NYSE: WHX)

            WHX announced that on Friday, February 28, 2003, the Emergency Steel
Loan Guarantee Board rejected a $250 million loan package filed on behalf of its indirect wholly owned subsidiary,  Wheeling-Pittsburgh  Steel  Corporation.  The guarantee was to be a central part of  Wheeling-Pittsburgh  Steel  Corporation's proposed plan of  reorganization.  Wheeling-Pittsburgh  Steel Corporation sought
Chapter 11 bankruptcy protection in November 2000.

Forward-Looking Statements

            This press release contains  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  general economic  conditions,  the ability of the Company to market and sell its products,  the effects of competition and pricing,  and the ability of  Wheeling-Pittsburgh  Steel  Corporation to continue  business  operations or complete  a plan of  reorganization.  Although  the  Company  believes  that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate,  and therefore,  there cannot be assurance that any  forward-looking  statements included in this press release will prove to be
accurate.   In  light  of  the   significant   uncertainties   inherent  in  any
forward-looking  statements  included herein,  the inclusion of such information should not be regarded as a  representation  by the Company or any other  person that the objectives and plans of the Company will be achieved.